EXHIBIT 6


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ALL TRANSFERS THEREOF) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF __________________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH THEREIN. ANY ATTEMPTED TRANSFER OF THESE SHARES IN VIOLATION OF SUCH REGISTRATION RIGHTS AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT.


Warrant No.:  ____                           Number of Shares:  ___________
Date of Issuance:  ___________                          (subject to adjustment)

                              US SEARCH.COM INC.

                                Form of Warrant

         US SEARCH.com Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Pequot Private Equity Fund II, L.P., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the Approval Date (as such term is defined in Section 1(a) below) and on or before the Expiration Date (as defined in Section 5 below), up to _______________ shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), at a purchase price equal to $1.044. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         1. Exercise.

         (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, at any time after the earlier of the date the Borrower receives (x) approval from its stockholders of the financing transactions contemplated by the Purchase Agreement dated December 20, 2001 among the Company and the Purchasers named therein (the "Purchase Agreement") or (y) the approval of the Nasdaq National Market to the effect that the Borrower may complete the transactions contemplated by the Purchase Agreement without soliciting the approval of holders of its capital stock pursuant to MarketPlace Rule 4350(i)(1)(D)(ii), (such earlier date is referred to hereto as the "Approval Date"), and on or before the Expiration Date by surrendering this Warrant, with the purchase form appended hereto as Exhibit A-1 (the "Purchase Form") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Purchase Price payable in respect of the number of shares of Warrant Stock specified in such Purchase Form. The Purchase Price may be paid by cash or certified or official bank check payable to the Company, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

         (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant, the accompanying Purchase Form and the aggregate Purchase Price shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise shall be deemed for the purposes hereof to have become the holder or holders of record of the Warrant Stock represented by such certificates issuable upon such exercise, notwithstanding that the stock transfer records of the Company may be closed or that certificates representing the Warrant Stock shall not then be actually delivered to the Registered Holder.

         (c) Net Issue Exercise.

             (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant with the notice of exercise form appended hereto as Exhibit A-2, duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company together with notice of such election in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

                          X =   Y (A - B)
                                ---------
                                    A

Where      X =    The number of shares of Warrant Stock to be issued to
                  the Registered Holder.

           Y =    The number of shares of Warrant Stock
                  purchasable under this Warrant (at the date of such calculation).

           A = The Fair Market Value of one share of Warrant Stock (at the date of such calculation).

           B = The Purchase Price (as adjusted to the date of such calculation).

             (ii) For purposes of this Section 1(c) and Section 12 hereof, the "Fair Market Value" of one share of Warrant Stock on the date of calculation shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 6(b) below, in which case the Fair Market Value of one share of Warrant Stock shall be deemed to be the value received by the holder of one share of Common Stock pursuant to such acquisition.

         (d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant, in whole or in part, pursuant to Section 1(a) or 1(c) hereof, and in any event within ten days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

             (i) a certificate or certificates representing the number of shares of Warrant Stock to which such Registered Holder shall be entitled and cash in lieu of fractional shares issuable upon exercise, and

             (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or 1(c) above.

         2. Adjustments.

         (a) Stock Splits and Dividends. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or other distribution be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, but before the Expiration Date, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property otherwise receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

         (c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         3. Transfers; Restrictions on Transferability.

         (a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon exercise of this Warrant in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock or such other securities shall bear a legend substantially to the foregoing effect. Each holder of this Warrant or Warrant Stock and each subsequent transferee (hereinafter collectively referred to as a "Restricted Holder") consents to the Company making a notation on its records and giving instructions to any applicable transfer agent in order to implement the restrictions on transfer set forth in this Section 3.

         (b) Transferability. This Warrant and the rights of the Registered Holder may not be sold, transferred or otherwise disposed of, in whole or in part, except to any Permitted Transferee of the Registered Holder, subject to compliance with Section 3(a) hereof; provided, however, that this Warrant may not be transferred in part. Any such transfer shall be effective upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B-1 hereto) and funds sufficient to pay any transfer tax, at the principal office of the Company. "Permitted Transferee" shall mean (i) the Company, (ii) any subsidiary of the Company and (iii) any Affiliate of the Registered Holder. "Affiliate" shall mean (i) with respect to any individual,
(A) a spouse or descendant of such individual, (B) any trust or family partnership whose beneficiaries shall solely be such individual and/or such individual's spouse and/or any person related by blood or adoption to such individual or such individual's spouse and (C) the estate of such individual,
(ii) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. For the purposes of this Section 3(b), the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, includes, without limitation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. "Person" shall mean and includes an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.

         (c) Restrictive Legend. Each certificate representing the Warrant Stock and any other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Warrant) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ALL TRANSFERS THEREOF) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF _________________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH THEREIN. ANY ATTEMPTED TRANSFER OF THESE SHARES IN VIOLATION OF SUCH REGISTRATION RIGHTS AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT.

         (d) Removal of Restrictions on Transfer of Securities. Any legend referred to in subsection (c) hereof stamped on a certificate evidencing the Warrant Stock and the stock transfer instructions and record notations with respect to the Warrant Stock shall be removed, and the Company shall issue a certificate without such legend to the Restricted Holder of the Warrant Stock, if the Warrant Stock is registered under the Securities Act or if such Restricted Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act.

         (e) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         5. Termination. This Warrant (and the right to purchase shares of Warrant Stock upon exercise hereof) shall terminate on the earlier to occur of
(a) the date the Registered Holder purchases all of the Warrant Stock issuable upon exercise of this Warrant and (b) at 5:00 p.m., Los Angeles time on _____________ (in each case, the "Expiration Date").

         6. Notices of Certain Transactions. In case:

         (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

         7. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         8. Exchange of Warrant. Subject to the terms hereof, upon the surrender by the Registered Holder of this Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company's expense, a new Warrant of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling for the number of shares of Warrant Stock called for on the face of this Warrant or if partially exercised, such lesser number of shares that shall be issuable upon exercise of this Warrant.

         9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or the issuance of a new Warrant, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company, and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

         11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company, either at law or in equity.

         12. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

         14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

                           (Signature Page Follows)

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed, all as of the day and year first above written.

                                            US SEARCH.COM INC.


                                            By :____________________________
                                            Name:
                                            Title:

                                            Address:    5401 Beethoven Street
                                                        Los Angeles, CA  90066

                                            Fax Number: (310) 882-7898

                                  EXHIBIT A-1

                                 PURCHASE FORM


To:    US SEARCH.com Inc.                                 Dated:


         The undersigned, pursuant to the provisions set forth in the attached Warrant No. __, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the aggregate purchase price for such shares at the price per share provided for in such Warrant.


                                   Signature: ________________________________

                                   Name (print): _____________________________

                                   Title (if applic.):________________________

                                   Company (if applic.):______________________

                                  EXHIBIT A-2

                         NET ISSUE NOTICE OF EXERCISE



TO:   _______________________________
      _______________________________
      _______________________________
      Attention:


         1. The undersigned hereby elects to purchase _________ shares of Common Stock of USSEARCH.com Inc., pursuant to the terms of this Warrant, and hereby elects under Section 1(c) to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant for a net issue exercise with respect to ________ shares of Common Stock.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                           ______________________________
                                                       (Name)
                                           ______________________________

                                           ______________________________
                                                      (Address)

         3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

                                             ____________________________
                                                     (Signature)

                                             Title:______________________


________________________
       (Date)

                                  EXHIBIT B-1

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock, par value $.001 per share, of US SEARCH.com Inc., a Delaware corporation, covered thereby set forth below, unto:

        Name of Assignee         Address/Fax Number           No. of Shares






Dated:_________________               Signature:_______________________

                                                _______________________

                                      Witness: ________________________